Exhibit 99.1

PokerTek Reports Third Quarter 2012 Financial Results

Recurring Revenue Drives Margin Expansion
Cost Reductions Drive Improved Operating Results
Targeting EPS Positive

MATTHEWS, NC – November 6, 2012—PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the period ended September 30, 2012.

Financial Highlights (compared to prior year):

Year-to-Date Highlights:
●	Gross Margin increased to 74% from 70%
●	Operating Expenses decreased 29%
●	Operating loss improved 45%
●	25% growth in gaming positions

Quarterly Highlights:
●	Gross Margin increased to 71% from 68%
●	Operating expenses decreased 35%
●	Operating loss improved 34%

“We made solid progress towards the goal of sustainable EPS profitability, with operational execution driving improved financial results,” commented Mark Roberson, Chief Executive Officer. “Business momentum is accelerating with recurring revenue increasing 21%, gross margins in excess of 70%, operating expenses declining 6% and pre-tax income improving 31% from June to September. In addition, recurring revenue represented over 98% of total revenue for the third quarter, providing a solid foundation to support profitable growth for the balance of 2012 and 2013.

“I am encouraged by the opportunity to leverage our dominant position in electronic poker and accelerate growth. Gaming positions grew by 25% over the past 12 months and we expect momentum to continue as we expand in North America while also entering several new international markets with significant potential. In addition, we are developing Baccarat as the next new game on our ProCore platform, which will expand our market reach and placement opportunities. With continued growth, we should reach record installation levels in the near future.

“Looking ahead, we are increasingly confident that our positive momentum will continue into Q4 and 2013 as we grow our recurring revenue and are nearing EPS profitability.”

Financial Summary
Total revenue was $3.8 million for the first nine months of 2012 compared to $5.2 million in 2011, a reduction of 25.7%.For the third quarter, total revenue was $1.1 million in 2012 compared to $1.7 million in 2011, a reduction of 34.2%.

Revenues increased in North America where we are expanding in Ontario, Canada and the state of Ohio. Those increases were offset by reduced revenue from Mexico, reductions in revenue from Europe where macroeconomic conditions continue to impact discretionary spending on gaming activities, and changes in sales mix.

Recurring revenue from license and service fees decreased $748 thousand for the first nine months of 2012 and $159 thousand for the third quarter. On a sequential basis, revenue from license and service fees increased 21% from the second quarter of 2012 as recent installations began contributing to quarterly results.

Revenues from sales of systems and equipment decreased $577 thousand for the first nine months of 2012 and $420 thousand for the third quarter. In the current year, product mix has been more heavily weighted towards recurring revenue which makes for unfavorable prior year comparisons, but provides a healthier base for future growth.

Gross profit was $2.8 million for the first nine months of 2012 compared to $3.6 million in 2011, a reduction of $0.8 million, or 22.0%. Gross profit was $0.8 million for the third quarter of 2012 compared to $1.2 million in 2011, a reduction of $0.4 million, or 31.5%.

Gross profit margins increased to 73.6% in the first nine months of 2012 compared to 70.1% for the same period in 2011. Gross profit margins increased to 70.8% in the third quarter of 2012 compared to 68.1% in 2011. The changes in gross profit margin are attributable to changes in sales mix which are more heavily weighted to high margin recurring revenue in the current periods, as well as reduced product costs and depreciation.

Operating expenses decreased 28.8% to $3.4 million for the first nine months of 2012 from $4.7 million in 2011. Operating expenses decreased 35.3% to $1.0 million in the third quarter of 2012 from $1.6 million in 2011. We have implemented cost reduction initiatives which have streamlined our overhead and reduced spending on personnel, regulatory approvals, and professional fees in both the quarterly and year-to-date periods.

Net loss from continuing operations improved 45.4% to $662 thousand ($0.09 per share) for the first nine months of 2012 from $1.2 million ($0.18 per share) in 2011. Net loss from continuing operations improved 34.1% for the third quarter of 2012 to $326 thousand ($0.04 per share) compared to $495 thousand ($0.07 per share) for the comparable period of 2011.

Including results of discontinued operations, net loss improved 50.0% to $612 thousand ($0.08 per share) for the first nine months of 2012 from $1.2 million ($0.19 per share) in 2011. Net loss improved 33.0% to $331 thousand ($0.04 per share) for the third quarter of 2012 from $494 thousand ($0.07 per share) in 2011.

EBITDAS from continuing operations, a non-GAAP financial measure (described below), was a profit of $290 thousand for the first nine months of 2012, compared to a profit of $501 thousand in 2011. EBITDAS was a profit of $8 thousand for the third quarter of 2012, compared to a profit of $144 thousand in the prior-year period.

Balance Sheet and Cash Flow Information
The Company’s cash used in continuing operations improved 28% to $472 thousand for the first nine months of 2012, from $659 thousand for 2011. The improvement in operating cash flow was primarily due to improved profitability.

Total debt was $300 thousand as of the September 30, 2012. During the year, we have reduced debt by $400 thousand or 57%. In addition, we completed a private placement transaction in the third quarter for net proceeds of $240 thousand, further strengthening our balance sheet.

Gaming Positions Information
Gaming positions deployed worldwide totaled 2,442 as of September 30, 2012 composed of 2,304 PokerPro and 138 ProCore gaming positions. As of September 30, 2011, 1,958 gaming positions were deployed worldwide composed of 1,874 PokerPro and 84 ProCore gaming positions.

Conference Call
Interested parties may listen to and participate in the conference call by dialing 866.383.8003 (U.S./Canada) or +1 617.597.5330 (Other) and entering passcode 77061043. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors”. For those unable to participate in the live call, an archived replay will be made available on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately one week by dialing 888.286.8010 (U.S./Canada) or +1 617.801.6888 (Other) and entering passcode 23304666.

Use of Non-GAAP Measures
PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges, certain non-recurring charges and share-based compensation expense. EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally in planning and evaluating the company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net loss from continuing operations to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.
PokerTek, Inc. (NASDAQ:PTEK) (www.pokertek.com) is a licensed gaming company headquartered in Matthews, NC that develops and distributes electronic table games solutions for the gaming industry. The company’s products are installed worldwide, and include PokerPro and Blackjack Pro. For more information, visit: www.pokertek.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of our gaming systems by casinos and other customers, and the expected acceptance of our gaming systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011 Restated	2012	2011 Restated
Revenue
License and service fees	$1,097,641	$1,257,107	$3,087,984	$3,835,999
Sales of systems and equipment	16,537	436,710	745,714	1,322,494
Total revenue	1,114,178	1,693,817	3,833,698	5,158,493
Cost of revenue	324,816	540,690	1,012,172	1,542,756
Gross profit	789,362	1,153,127	2,821,526	3,615,737
Operating expenses:
Selling, general and administrative	801,320	1,082,393	2,541,998	3,377,634
Research and development	163,754	240,812	537,650	746,628
Share-based compensation expense	77,943	274,846	274,649	541,484
Depreciation	2,480	18,991	10,943	59,750
Total operating expenses	1,045,497	1,617,042	3,365,240	4,725,496

Operating loss	(256,135)	(463,915)	(543,714)	(1,109,759)

Interest expense, net	17,752	20,637	58,417	73,646

Net loss from continuing operations before income taxes	(273,887)	(484,552)	(602,131)	(1,183,405)

Income tax provision	52,353	10,417	59,794	29,958

Net loss from continuing operations	(326,240)	(494,969)	(661,925)	(1,213,363)
Income (loss) from discontinued operations	(4,754)	1,216	50,113	(9,187)
Net loss	$(330,994)	$(493,753)	$(611,812)	$(1,222,550)

Net loss from continuing operations per common share - basic and diluted	$(0.04)	$(0.07)	$(0.09)	$(0.18)
Net income (loss) from discontinued operations per common share - basic and diluted	(0.00)	0.00	0.01	(0.00)
Net loss per common share - basic and diluted	$(0.04)	$(0.07)	$(0.08)	$(0.19)
Weighted average common shares outstanding - basic and diluted	8,130,413	6,939,750	7,753,925	6,589,456

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2012 (Unaudited)	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$614,196	$606,229
Accounts receivable, net	636,773	726,520
Inventory	1,556,218	1,762,806
Prepaid expenses and other assets	91,283	147,487
Net assets of discontinued operations	-	92,310
Total current assets	2,898,470	3,335,352

Long-term assets:
Gaming systems, net	1,490,609	1,104,333
Property and equipment, net	29,291	38,855
Other assets	165,954	223,333
Total long-term assets	1,685,854	1,366,521

Total assets	$4,584,324	$4,701,873

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$319,403	$321,955
Accrued liabilities	352,973	468,958
Deferred revenue	236,957	281,466
Long-term liability - related party, current portion	91,420	54,952
Long-term debt, current portion	42,836	-
Current liabilities of discontinued operations	-	70,383
Total current liabilities	1,043,589	1,197,714

Long-term liabilities:
Long-term liability - related party	232,178	268,646
Long-term debt	257,164	700,000
Total long-term liabilities	489,342	968,646

Total liabilities	1,532,931	2,166,360

Commitments and contingencies

Common stock subject to rescission	71,183	-

Shareholders' equity
Preferred stock, no par value per share;	-	-
authorized 5,000,000 none issued and outstanding

Common stock, no par value per share; authorized 40,000,000	-	-
shares, issued and outstanding 8,638,419 and 7,490,124 shares at
September 30, 2012 and December 31, 2011, respectively

Additional paid-in capital	49,424,793	48,368,283
Accumulated deficit	(46,444,583)	(45,832,770)

Total shareholders' equity	2,980,210	2,535,513

Total liabilities and shareholders' equity	$4,584,324	$4,701,873

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2012	2011 Restated
Cash flows from operating activities:
Net loss	$(611,812)	$(1,222,550)
Net (income) loss from discontinued operations	(50,113)	9,187
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	550,117	1,051,187
Share-based compensation expense	274,649	541,484
Provision for doubtful accounts and other receivables	37,333	294,500
Changes in assets and liabilities:
Accounts and other receivables	57,494	(254,653)
Prepaid expenses and other assets	79,757	163,811
Inventory	206,588	(438,839)
Gaming systems	(925,449)	(358,224)
Accounts payable and accrued expenses	(46,538)	6,683
Deferred revenue	(44,127)	(451,328)
Net cash used in operating activities from continuing operations	(472,101)	(658,742)
Net cash provided by (used in) operating activities from discontinued operations	66,577	(19,155)
Net cash used in operating activities	(405,524)	(677,897)

Cash flows from investing activities:
Purchases of property and equipment	(1,378)	-
Net cash used in investing activities	(1,378)	-

Cash flows from financing activities:
Proceeds from issuance of common stock, net of expenses	414,869	823,431
Repayments of capital lease	-	(30,793)
Net cash provided by financing activities	414,869	792,638
Net increase in cash and cash equivalents	7,967	114,741
Cash and cash equivalents, beginning of year	606,229	666,179
Cash and cash equivalents, end of period	$614,196	$780,920

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$58,179	$53,959
Income taxes	22,272	27,881

Non-cash transactions:
Amortization of commitment fee issued in common stock	$33,825	$33,825
Issuance of common stock for debt cancellation	400,000	100,000
Transfers from inventory to property and equipment	-	9,319

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011 (restated)	2012	2011 (restated)
Net income (loss) from continuing operations	$(326,240)	$(494,969)	$(661,925)	$(1,213,363)
Interest expense, net	17,752	20,637	58,417	73,646
Income tax provision	52,353	10,417	59,794	29,958
Other taxes	1,977	2,296	9,049	18,386
Depreciation and amortization	183,732	330,731	550,117	1,051,188
Stock-based compensation expense	77,943	274,846	274,649	541,484
EBITDAS (1)	$7,517	$143,958	$290,101	$501,299

(1) EBITDAS is defined as net income (loss) from continuing operations before interest, taxes, depreciation, amortization, share-based compensation, and non-cash charges. EBITDAS does not purport to represent net earnings or net cash used in operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company's performance. The Company's definition of EBITDAS may not be comparable with similarly titled measures used by other companies.

Contact:
Mark Roberson
CEO and CFO
PokerTek, Inc.
704.849.0860, x101
investorrelations@pokertek.com